Ex-g(4)
                                   10917-02-00

                                    ADDENDUM

                                     to the

               AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT
                             Effective July 30, 2007

                                     between

       JACKSON NATIONAL LIFE INSURANCE COMPANY, Lansing, Michigan, U.S.A.
                    (hereinafter called the "Ceding Company")

                                       and

             RGA REINSURANCE COMPANY, Chesterfield, Missouri, U.S.A.
                      (hereinafter called the "Reinsurer")

                   This Addendum is Effective October 6, 2008

     ADDITION OF PERSPECTIVE INVESTOR VARIABLE UNIVERSAL LIFE PLAN, ULTIMATE INVESTOR VARIABLE UNIVERSAL LIFE PLAN, JACKSON ADVISOR VARIABLE UNIVERSAL LIFE PLAN, OTHER INSURED TERM INSURANCE RIDER, GUARANTEED DEATH BENEFIT RIDER, TERMINAL ILLNESS RIDER AND WAIVER OF SPECIFIED PREMIUM

I. As of the effective date of this Addendum, the attached Exhibit B - Business Covered is hereby added to this Agreement which now includes the above Plans, Riders and Benefits.

II. As of the effective date of this Addendum, the attached Exhibit A - Retention Schedule of the Ceding Company is hereby added to this Agreement to include the retention schedule for the above Plans, Riders and Benefits.

III. As of the effective date of this Addendum, the attached Exhibit C - Binding Limits is hereby added to this Agreement to include the binding limits for the above Plans, Riders and Benefits.

IV. As of the effective date of this Addendum, the attached Exhibit D - Reinsurance Premiums is hereby added to this Agreement to include the premium administration for the above Plans, Riders and Benefits. Rate Schedules 5, 6 and 7 are hereby added to this Agreement.

V. All provisions of the Automatic and Facultative YRT Reinsurance Agreement not specifically modified herein remain unchanged.

(030)10917-02-00                                                       02/26/09

IN WITNESS WHEREOF, all parties have executed this Addendum in duplicate as follows:

JACKSON NATIONAL LIFE                     RGA REINSURANCE COMPANY
INSURANCE COMPANY
---------------------------------------   --------------------------------------

By: LISA C. DRAKE                         By: KATHERINE A. COX
    Lisa C. Drake                             Katherine A. Cox

Title: SVP & Chief Actuary                Title: Vice President
Date:  10/31/08                           Date:  10/28/2008
Location: Lansing, MI                     Location: Chesterfield, MO

(030)10917-02-00                                                       02/26/09

                            EXHIBIT A - RETENTION SCHEDULE OF THE CEDING COMPANY
--------------------------------------------------------------------------------
A.1  LIFE INSURANCE

     Excess Basis

          Maximum Retention Per Life under this and all other agreements

          For the purpose of determining the Retention a $2.50 per 1000 temporary or permanent flat extra rating will be considered one table in determining the limits as shown below.

----------------------- ------------------------------- ------------------------
      Issue Age                     Rating                     Retention Limit
----------------------- ------------------------------- ------------------------
----------------------- ------------------------------- ------------------------
         0-65              Standard - Table 2                    $2,000,000
----------------------- ------------------------------- ------------------------
----------------------- ------------------------------- ------------------------
         0-65              Table 3 - Table 8                     $1,000,000
----------------------- ------------------------------- ------------------------
----------------------- ------------------------------- ------------------------
         0-65              Table 9 - Table 16                       $500,000
----------------------- ------------------------------- ------------------------
----------------------- ------------------------------- ------------------------
        66-75              Standard - Table 2                       $700,000
----------------------- ------------------------------- ------------------------
----------------------- ------------------------------- ------------------------
        66-75              Table 3 - Table 8                        $350,000
----------------------- ------------------------------- ------------------------
----------------------- ------------------------------- ------------------------
        66-75              Table 9 - Table 16                       $175,000
----------------------- ------------------------------- ------------------------
----------------------- ------------------------------- ------------------------
        76-85              Standard - Table 2                       $350,000
----------------------- ------------------------------- ------------------------
----------------------- ------------------------------- ------------------------
        76-85              Table 3 - Table 16                       $175,000
----------------------- ------------------------------- ------------------------
----------------------- ------------------------------- ------------------------
        86-90              Standard - Table 16                              $0
----------------------- ------------------------------- ------------------------

A.2  WAIVER OF PREMIUM DISABILITY BENEFITS

          Same as Life. The Ceding Company will only reinsure the Waiver of Premium Disability with the Reinsurer when the annual premium to be waived is over $10,000.

(030)10917-02-00                                                       02/26/09

                                                    EXHIBIT B - BUSINESS COVERED
--------------------------------------------------------------------------------
The business reinsured under this Agreement is defined as follows:

Policies issued on the business identified below may qualify for reinsurance if the application date for the policy is on or after the Effective Date of this Addendum.

                            Effective October 6, 2008


------------------------------------------------------ -------------------------
                   Included Plans:                              Form Numbers
------------------------------------------------------ -------------------------
------------------------------------------------------ -------------------------
     Perspective Investor Variable Universal Life                 VUL1804
------------------------------------------------------ -------------------------
------------------------------------------------------ -------------------------
      Ultimate Investor Variable Universal Life                   VUL1805
------------------------------------------------------ -------------------------
------------------------------------------------------ -------------------------
       Jackson Advisor Variable Universal Life                    VUL1805
------------------------------------------------------ -------------------------
------------------------------------------------------ -------------------------

------------------------------------------------------ -------------------------
------------------------------------------------------ -------------------------
                  Benefits & Riders:
------------------------------------------------------ -------------------------
------------------------------------------------------ -------------------------
          Other Insured Term Insurance Rider                        9453
------------------------------------------------------ -------------------------
------------------------------------------------------ -------------------------
            Guaranteed Death Benefit Rider                          9449
------------------------------------------------------ -------------------------
------------------------------------------------------ -------------------------
                Terminal Illness Rider                           9433 9/00
------------------------------------------------------ -------------------------
------------------------------------------------------ -------------------------
             Waiver of Specified Premium                            9442
------------------------------------------------------ -------------------------

(030)10917-02-00                                                       02/26/09

                                                      EXHIBIT C - BINDING LIMITS
--------------------------------------------------------------------------------
C.1  REINSURERS SHARE

The Reinsurer's share will be 33% of the excess over the Ceding Company's retention specified in Exhibit A. This amount will not exceed the Reinsurer's share of the maximum Automatic Binding Limits specified in Exhibit C.2.


C.2  AUTOMATIC BINDING LIMITS

a.   Life

     For the purpose of determining the Automatic Binding Limit a $2.50 per 1,000 temporary or permanent flat extra rating will be considered one table in determining the limits as shown below.

-------------------- ------------------------------- ---------------------------- ---------------------------
       Issue                                               (Pool) Maximum*                Total Auto
        Age                      Rating                     Binding Limit                 Face Limit
-------------------- ------------------------------- ---------------------------- ---------------------------
-------------------- ------------------------------- ---------------------------- ---------------------------
       0-65             Standard - Table 2                   $20,000,000                 $22,000,000
-------------------- ------------------------------- ---------------------------- ---------------------------
-------------------- ------------------------------- ---------------------------- ---------------------------
       0-65             Table 3 - Table 8                    $10,000,000                 $11,000,000
-------------------- ------------------------------- ---------------------------- ---------------------------
-------------------- ------------------------------- ---------------------------- ---------------------------
       0-65             Table 9 - Table 16                    $5,000,000                   $5,500,000
-------------------- ------------------------------- ---------------------------- ---------------------------
-------------------- ------------------------------- ---------------------------- ---------------------------
       66-75            Standard - Table 2                    $7,000,000                   $7,700,000
-------------------- ------------------------------- ---------------------------- ---------------------------
-------------------- ------------------------------- ---------------------------- ---------------------------
       66-75            Table 3 - Table 8                     $3,500,000                   $3,850,000
-------------------- ------------------------------- ---------------------------- ---------------------------
-------------------- ------------------------------- ---------------------------- ---------------------------
       66-75            Table 9 - Table 16                    $1,750,000                   $1,925,000
-------------------- ------------------------------- ---------------------------- ---------------------------
-------------------- ------------------------------- ---------------------------- ---------------------------
       76-85            Standard - Table 2                    $3,500,000                   $3,850,000
-------------------- ------------------------------- ---------------------------- ---------------------------
-------------------- ------------------------------- ---------------------------- ---------------------------
       76-85            Table 3 - Table 16                    $1,750,000                   $1,925,000
-------------------- ------------------------------- ---------------------------- ---------------------------
-------------------- ------------------------------- ---------------------------- ---------------------------
       86-90            Standard - Table 16                              $0                          $0
-------------------- ------------------------------- ---------------------------- ---------------------------

     *The (pool) maximum Automatic Binding amounts above exclude the Ceding Company's retention per insured.

b.   Waiver of Premium Disability Benefits:

     The Ceding Company will only reinsure the Waiver of Premium Disability with the Reinsurer when the annual premium to be waived is over $10,000.

     Same as Life except the amount cannot exceed the maximum Waiver of Premium Benefit described below.

     The maximum Waiver of Premium benefit issued and applied for is no more than the greater of a) and b), where:

     a) is the Waiver of Premium Disability benefit associated with $5,000,000 of life insurance, and

     b) is a Waiver of Premium Disability benefit which initially waives $75,000 in annual premiums or charges.

     Note: The above limits represent the Reinsurer's share.

c.   Professional Athletes will not be covered on an Automatic basis.

(030)10917-02-00                                                       02/26/09

C.3  JUMBO LIMITS

The Ceding Company will not cede any risk Automatically if the total amount in force and applied for on the life with all insurance companies, including any amount to be replaced, exceeds the applicable amounts shown below.

     Life:  $50,000,000

C.4  CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT

The amount of such coverage provided by the Reinsurer will be limited to its share of the following amounts provided by the Ceding Company's Conditional Receipt or Temporary Insurance Agreement.

                    -------------------------------------
                               Maximum Amount
                    -------------------------------------
                    -------------------------------------
                                  $250,000
                    -------------------------------------

C.5  AGE LIMITS

                                                           Form                                                  Issue
                   Plans/Riders                           Numbers               Underwriting Class                Age
                   ------------                           -------               ------------------                ---
Perspective Investor VUL                                  VUL1804       Preferred Plus Non-Tobacco               18-80
Ultimate Investor VUL                                     VUL1805       Preferred Non-Tobacco                    18-90
Jackson Advisor VUL                                       VUL1805       Standard Non-Tobacco                       0-90
Other Insured Term Insurance Rider                         9453         Preferred Tobacco                        18-80
Guaranteed Death Benefit Rider                             9449         Standard Tobacco                         18-80
Terminal Illness Rider                                   9433 9/00

Waiver of Specified Premium                                9442         All                                      18-55


C.6  MINIMUM CESSION

         $1,000

(030)10917-02-00                                                       02/26/09

                                                EXHIBIT D - REINSURANCE PREMIUMS
--------------------------------------------------------------------------------
D.1  BASE PLAN PARAMETERS

Plans covered under this Agreement will be reinsured on a YRT basis with the Reinsurer participating only in mortality risks (not cash values, loans, dividends or other features specific to permanent policies). The mortality risk shall be the net amount at risk on that portion of the policy which is reinsured with the Reinsurer.

Reinsurance premiums will be determined according to the amount reinsured with the Reinsurer per insured life as follows. The life reinsurance premium will be calculated in the case of life risks, by multiplying the appropriate life premium rate per thousand (1000) x 12, from the attached Rate Schedule labeled below, for the age of the insured, at the beginning of the policy year, by the Policy Net Amount at Risk reinsured for that policy year, multiplied by the applicable pay percentage as shown below. The same procedure will apply for single premium policies and for paid up policies.

Reinsurance premiums will be the annual premium rates as labeled below, multiplied by the following percentages.

                                                                                                        Pay Percentages
                                      Form           Rate           Underwriting                      Policy       Policy
             Plans                   Numbers       Schedule             Class             Gender      Year 1      Years 2+
             -----                   -------       --------             -----             ------      ------      --------
    Perspective Investor VUL         VUL1804          5        Preferred Plus NT           Male        XX%          XX%
                                                               Preferred NT                Male     XX%             XX%
                                                               Standard NT                 Male     XX%             XX%
                                                               Preferred Tobacco           Male     XX%             XX%
                                                               Standard Tobacco            Male     XX%             XX%

                                                               Preferred Plus NT          Female    XX%             XX%
                                                               Preferred NT               Female    XX%             XX%
                                                               Standard NT                Female    XX%             XX%
                                                               Preferred Tobacco          Female    XX%             XX%
                                                               Standard Tobacco           Female    XX%             XX%

     Ultimate Investor VUL           VUL1805          6        Preferred Plus NT           Male     XX%             XX%
      Jackson Advisor VUL            VUL1805          7        Preferred NT                Male     XX%             XX%
                                                               Standard NT                 Male     XX%             XX%
                                                               Preferred Tobacco           Male     XX%             XX%
                                                               Standard Tobacco            Male     XX%             XX%

                                                               Preferred Plus NT          Female    XX%             XX%
                                                               Preferred NT               Female    XX%             XX%
                                                               Standard NT                Female    XX%             XX%
                                                               Preferred Tobacco          Female    XX%             XX%
                                                               Standard Tobacco           Female    XX%             XX%


D.2  AGE BASIS
Age Nearest Birthday

D.3  POLICY FEES
The Reinsurer will not participate in any policy fees.

D.4  SUBSTANDARD RATINGS
Premiums will be based on the standard rate increased by an extra 25% per table of assessed rating. Pay percentages are the same as those for standard life coverage.
(030)10917-02-00                                                       02/26/09

D.5  FLAT EXTRAS
The total premium remitted to the Reinsurer will include the flat extra premium. The Reinsurer shall pay an expense allowance as a percentage of the flat extra premium as shown below.

  ---------------------------------- --------------------- ---------------------
  Type of Flat Extra Premium              First Year             Renewal
  ---------------------------------- --------------------- ---------------------
  ---------------------------------- --------------------- ---------------------
  Temporary (1-5 Years)              XX%                   XX%
  ---------------------------------- --------------------- ---------------------
  ---------------------------------- --------------------- ---------------------
  Permanent (6 Years & Greater)      XX%                   XX%
  ---------------------------------- --------------------- ---------------------

D.6  RIDERS AND BENEFITS

Guaranteed Death Benefit Rider - Form #9449

This rider will be automatically attached to the base policy. There is no cost for this rider until the death benefit option is exercised. Death Benefit Options A and B are available only on the base insured. The premium requirement will be in the form of an annual rate per $1,000 of Specified Death Benefit.

Terminal Illness Benefit Rider - Form #9433 9/00

This rider will be automatically attached to the base policy. There is no cost for this rider until the benefit is exercised. This rider is available on the base insured and any rider insured. The benefit is up to 100% of the specified death benefit, or $250,000 if less. The $250,000 limit is not aggregated with any other Jackson National policies the policyowner may have.

This rider will terminate the earlier of:
1.   payment of a terminal illness benefit; or
2.   the date the policy lapses; or
3. the date the Ceding Company receives written request to terminate the rider.

Waiver of Specified Premium - Form #9442

The annual reinsurance premium to be paid to the Reinsurer for reinsurance of the Waiver of Premium benefits will be based on the appropriate rate shown in Rate Schedule 2. Reinsurance allowances will be 100% of the Ceding Company's premiums in the first policy year and 20% in renewal years.

Other Insured Term Insurance Rider - Form #9453
The details of this rider are outlined in Exhibit J of Addendum 10917-01-00 (effective 10/06/2008). Reinsurance premiums for this rider will be the annual premium rates as labeled below, multiplied by the following percentages.

                                                                                                        Pay Percentages
                                      Form           Rate           Underwriting                      Policy       Policy
             Rider                   Numbers       Schedule             Class             Gender      Year 1      Years 2+
             -----                   -------       --------             -----             ------      ------      --------
       Other Insured Term             9453            4        Preferred Plus NT           Male     XX%         XX%
        Insurance Rider                                        Preferred NT                Male     XX%         XX%
                                                               Standard NT                 Male     XX%         XX%
                                                               Preferred Tobacco           Male     XX%         XX%
                                                               Standard Tobacco            Male     XX%         XX%
                                                                                                    XX%         XX%
                                                               Preferred Plus NT          Female    XX%         XX%
                                                               Preferred NT               Female    XX%         XX%
                                                               Standard NT                Female    XX%         XX%
                                                               Preferred Tobacco          Female    XX%         XX%
                                                               Standard Tobacco           Female    XX%         XX%

(030)10917-02-00                                                       02/26/09

                                                     EXHIBIT D - RATE SCHEDULE 5
--------------------------------------------------------------------------------

(030)10917-02-00                                                       02/26/09

                                                     EXHIBIT D - RATE SCHEDULE 6
--------------------------------------------------------------------------------
(030)10917-02-00                                                       02/26/09

                                                     EXHIBIT D - RATE SCHEDULE 7
--------------------------------------------------------------------------------

(030)10917-02-00                                                       02/26/09

                                       11